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EX. 10.2

                   OPERATING SYSTEM MASTER LICENSE AGREEMENT


THIS AGREEMENT is made as of the 18th day of April 2000


BETWEEN:-


1. SUMmedia.com Inc., a company duly registered and subsisting under the laws of the State of Colorado, United States of America (hereinafter called "the Master Licensor") of the first part; and

2. The company whose name(s) and address(es)/registered office(s) are more particularly set out in the SCHEDULE ONE hereto as "the Master Licensee" (hereinafter called "the Master Licensee") of the second part.

WHEREAS:-

(A) The Master Licensor has developed and operates the business of "savingumoney.com" which is operated in accordance with a distinctive system and plan utilising and comprising certain proprietary marks, confidential information, standards, specifications, techniques, identifying schemes and materials, insignia, management methods and standards of operational procedures.

(B) As a result of the services performed, the operation of the said business has generated significant goodwill. Such goodwill, prestige and public image shall be referred to below as the "SUMmedia Image"

(C) The Master Licensor is the proprietor of or has rights to the use of the designations, trademarks, logo and other intellectual property rights the full particulars of which appear in the SCHEDULE TWO hereto.

(D) The Master Licensee is a company established by the Master Licensor and certain business partners particulars of which are set out in SCHEDULE THREE for the operation of the business of SavingUmoney.com in the Territory specified below. The Master Licensee is desirous of obtaining the benefit of the knowledge, skill and experience of the Master Licensor and the right and license to operate the said business in the specified territory and to grant to other parties the right to operate the same in the specified territory in the manner and subject to the terms and conditions set out below.


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IT IS HEREBY AGREED:

1.   INTERPRETATION

     1.1 In this Agreement and in the Recitals hereto, unless the context otherwise requires:-

     "Associated           Means those companies, not being subsidiaries within
     Companies"            the meaning of Section 2 of the Companies Ordinance,
                           and which are referred to in SCHEDULE ONE;

     "Banking Day"         means a day upon which banks are open for business in
                           Hong Kong, other than a Saturday;

     "Business"            means the business of "SavingUmoney.com" operated and
                           conducted under the Proprietary Marks using the
                           Operating System more particularly described in the
                           Operating Manual as those terms are defined
                           respectively herein;

     "Licence"             means the right to operate the Business in the
                           Territory under the Proprietary Marks in accordance
                           with the Operating System subject to the terms and
                           conditions of this Agreement;

     "Licensees"           means the persons duly authorised by the Master
                           Licensee in accordance herewith to operate the
                           Business in the specified territory;

     "Licence Fee"         means the fee payable by the Master Licensee to the
                           Master Licensor under Clause 7.1 of this Agreement;

     "Operating Manual"    means the written specification of the methods,
                           processes, techniques, systems and schemes devised
                           and compiled by the Master Licensor to be observed
                           and implemented by the Master Licensee in operating
                           the Business;

     "Operating System"    means the distinctive business format and method
                           developed and implemented by the Master Licensor in
                           connection with the establishment and operation of
                           the Business utilising and comprising the Proprietary
                           Marks and certain standard operational procedures,
                           plans, directions, specifications, methods,
                           management and advertising techniques and
                           identification schemes, part of which are contained
                           in the Operating Manual;

     "Performance Target"  means such targets of business performance as shall be agreed between the Master Licensee and the Master
                           Licensor from time to time;


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
     "Proprietary Marks"   means the present and future copyrights, patents,
                           trademarks, trade names, trade secrets, logos and
                           registered designs details of which are set out in
                           SCHEDULE TWO and all other patents, trade marks,
                           trade names, trade secrets, logos, designs, symbols,
                           emblems, insignia, fascia, slogans, copyrights,
                           know-how, information, drawings, plans, computer and
                           other programs, data, data-base and other materials
                           whether or not registered or capable of registration
                           and all other proprietary rights whatever owned by or
                           available to the Master Licensor adopted or
                           designated now or at any time hereafter by the Master
                           Licensor for use in connection with the Operating
                           System and/or the Business;

     "Territory"           means the territory more particularly described in
                           SCHEDULE FOUR;

     "Services"            means the consultative advisory and other services to
                           be rendered by the Master Licensor to the Master
                           Licensee more particularly described in SCHEDULE FIVE;

     "Term" means term of this Agreement as specified in paragraph 6 below;

     "Dollars" "$"         means United States Dollars in the law for currency
                           of the United States of America

     1.2 References to clauses and schedules are to clauses and schedules to this Agreement unless otherwise expressly stated and the Schedules to this Agreement shall form part of this Agreement.

     1.3 References in this Agreement to persons shall include bodies corporate and unincorporated, associations and partners.

     1.4 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter.

     1.5 References to statutory provisions shall be constructed as references to such provisions as amended or re-enacted or as their applications are modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which there are re-enactments (whether with or without modifications).

     1.6 The headings and table of contents in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

2.   LICENCE


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     2.1  The Master Licensor hereby grants to the Master Licensee the right throughout the Term to operate and to grant sub-licenses to Licensees to operate the Business in the Territory under the Proprietary Marks in accordance with the Operating System subject to the terms and conditions set out below and the Master Licensee's right of renewal as provided hereinunder.

     2.2 The rights granted hereunder shall be exclusive to the Master Licensee in the Territory.

3.   TERRITORY AND BUSINESS PLANS

     3.1 The License granted to the Master Licensee under this Agreement shall extend to the Territory only and the Master Licensee agrees that it will not make any use nor will permit or authorise any use in respect of the Operating System or the Proprietary Marks outside the Territory. The Master Licensee also agrees that it will not offer or provide any information or assistance concerning the Operating System or Proprietary Marks to any person who intends or may seek to use the same outside the Territory. The Master Licensor agrees that the License granted hereunder confers to the Master Licensee an EXCLUSIVE RIGHT to the License in the Territory, to the exclusion of all other parties including the Master Licensor.

     3.2 The Master Licensee has received, from the Master Licensor, approval of the overall business plan for the establishment and operation of the Business. Any subsequent change therefrom shall be subject to the agreement of the Master Licensor and the Master Licensee.

4.   MASTER LICENSOR'S OBLIGATIONS

     4.1 For the purpose of establishment and development of the Business in the Territory, the Master Licensor will:

          4.1.1 provide to the Master Licensee at the expense of the Master Licensee assistance in connection with the setting up and development of the Business in the Territory and training in the standards, procedures, techniques and methods comprising the Operating System and to make available [two] competent members of its executive staff for a period of three (3) months during setting up and thereafter two (2) weeks during each year of the Term for training and advice purposes;

          4.1.2 deliver to the Master Licensee sufficient copies of the Operating Manual and all other training and operating materials as the Master Licensor may deem appropriate on the basis that the same shall be on loan to the Master Licensee;


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          4.1.3     permit the Master Licensee to operate and promote and grant sublicences to operate and promote the Business in the Territory in accordance with this Agreement;

          4.1.4 make available to the Master Licensee on request and at the cost of the Master Licensee the Master Licensor's staff competent to provide any on-site assistance and advice in connection with the Operating System and the specific staged expansion of the Business in the Territory; and

          4.1.5 promptly respond to all reasonable request of the Master Licensee for assistance and approvals.

          4.1.6 the Master Licensor shall make available to the Master Licensee all such advanced technology, services, supplies, equipment, software and applicable licensing agreements and so on, that are available to further enhance the Licence; should the Master Licensee wish to acquire same, the cost shall be paid by the Master Licensee at the Master Licensor's net cost. This shall confirm the Master Licensee's request to the Master Licensor to order, (at the Master Licensee's cost against an audited account; refer to SCHEDULE SEVEN estimate), all necessary components of the Operating System's hardware, software, suppliers' licences and consulting and management fees as they apply to the Operating System in the Territory.

5.   MASTER LICENSEE OBLIGATIONS

     5.1  The Master Licensee shall:-

          5.1.1 diligently and in utmost good faith carry on the Business and use its best endeavors to promote and develop the Business in the Territory.

          5.1.2 operate the Business and procure that the Business shall be operated strictly in accordance with the provisions of the Operating Manual and conform in all respects and at all time to the Operating System (as modified from time to time by the Master Licensor);

          5.1.3 engage staff of sufficient number end of good quality and acquire premises and other facilities necessary for the furtherance of the Business and to build up, equip, decorate and fit out such premises and facilities according to the specifications required by the Master Licensor;

          5.1.4 ensure all staff and their replacements to undergo training in the Operating System and any improvement thereto;

          5.1.5 pursue the largest business volume for the Business as may be consistent with the SavingUmoney Image and the high standards of service required by the Master Licensor;


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          5.1.6     continuously increase operational outlets and sales teams;

          5.1.7 promote and do all acts reasonable or as requested by the Master Licensor to preserve the goodwill and reputation associated with the SavingUmoney Image and the Proprietary Marks and to immediately notify the Master Licensor of any event which may or will likely result in any prejudice to the same;

          5.1.8 comply with all statutes, by-laws, regulations and requirements of any government or other competent authority relating to and apply for all governmental, fiscal or other consents necessary for the conduct of the Business in the Territory;

          5.1.9 procure from its staff in particular its key personnel and from such other persons as the Master Licensor shall require undertakings in a form specified by the Master Licensor not to disclose to any third party any confidential information or knowledge concerning the Business, the Proprietary Marks or the Operating System and at its own expense to take such steps as the Master Licensor may direct in order to enforce or restrain any breach of the terms of any such undertaking;

          5.1.10 pay for visits by two executive members of the Master Licensor, based in Vancouver, British Columbia, Canada to the Territory twice per annum or as otherwise reasonably required, to inspect all facets of the operations thereof. Such costs shall include round trip business class air fare, hotel charges and all incidental costs including but not limited to the cost of meals and local transportation;

          5.1.11 promptly pay all fees, charges, reimbursements and other money due or payable under or arising from this Agreement;

          5.1.12 not to do or omit to do or permit or suffer any act or thing which may in the opinion of the Master Licensor bring the Business or the Proprietary Marks into disrepute or which may in the opinion of the Master Licensor damage or conflict with the interests of the Business or the Master Licensor;

          5.1.13 not without the Master Licensor's prior written consent be engaged in any competitive business or undertaking other than the Business;

          5.1.14 to ensure that sublicenses granted by the Master Licensee to Licensees shall be consistent with and shall conform with the terms and conditions herein; and

          5.1.15 obtain the necessary written approval of the Master Licensor (not to be unreasonable withheld) for the sub-license agreement between the


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                    Master Licensee and any Licensee for country territory, to whom sublicenses are granted under paragraph 2.1 above.

6.   RIGHT OF RENEWAL

     6.1 This Agreement shall commence on the date hereof and shall continue for a period of ninety-nine (99) years thereafter unless previously terminated by either party in accordance with Clause 14 hereof.

     6.2 Subject to the provisions of Clause 6.3 below, the Master Licensee may at its option renew the Licence herein granted at the expiration of the Term for a further term of ninety-nine (99) years by giving notice in writing to the Master Licensor exercising the said option not less than thirty (30) days and not more than ninety (90) days before the expiry date of this Agreement.

     6.3 Notwithstanding the giving of due notice pursuant to Clause 6.2 above, the renewal shall only be effective provided that:-

          6.3.1. the Master Licensee has throughout the Term properly observed and performed all its obligations under this Agreement and is not at the expiry date of this Agreement in default under any such obligations;

          6.3.2 no later than ten (10) days prior to the expiry date of this Agreement the Master Licensee has executed a new master licensing agreement in the form then used by the Master Licensor which new agreement may differ from the terms of this Agreement;

          6.3.3 no later than ten (10) days prior to the expiry date of this Agreement the Master Licensee has paid to the Master Licensor without set-off or deduction a renewal fee of US$100.00;

          6.3.4 prior to the expiry date of this Agreement the Master Licensee has executed a Deed of Release in such form as the Master Licensor may required relinquishing any and all claims of whatsoever nature against the Master Licensor or any of its subsidiary, associated companies, shareholder, director, agent or employee, or any other Master Licensee of the Master Licensor.

7.   FEES AND PAYMENT

     7.1 In consideration of the Master Licensee's covenants hereunder, the ownership of the Master Licensor in the Master Licence and the investment of various shareholders of the Master Licensee into both the master Licensor and the Master Licensee, the Master Licensee hereby grants to the Master Licensee this Licence and therewith the right to operate the Operating


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          System and to carry on the Business in the Territory without payment of any License Fee. Save for any payments that may be made under paragraph 4.1.6, the Master Licensee shall not pay any future fee or premium to the Master Licensor for the grant of the Licence; i.e. the Master Licensee hereunder will pay to the Master Licensor zero (0 %) per cent of the gross revenue of the Business each calendar month.

     7.2 Within fourteen (14) days of the end of each three (3) month period, the Master Licensee shall furnish to the Master Licensor a financial report stating inter alia the gross revenue of the Business for the period ended.

     7.3 In the event any sum of money owing to the Master Licensor is not paid by the Master Licensee on the due date, such sum shall bear interest from day to day at a rate of two percent (2%) per month as well after as before judgment in respect thereof.

8.   RECORDS AND REPORTS

     8.1 The Master Licensee shall provide to the Master Licensor, within fourteen days of the end of every three (3) month period during the Term, a detailed report of the Business for the month. The format of such report shall be as set out in Schedule Six.

     8.2 Commencing not less than 30 days before the first anniversary of the date of this Agreement, and every year thereafter, the Master Licensee shall submit to the Master Licensor in writing a business plan to include promotions and marketing plans, sales targets and projections in respect of the Business for the forthcoming year. The Master Licensor shall review such proposed plan and the parties shall finalise the same prior to the commencement of the year of this Agreement to which it relates, whereupon the Master Licensee shall implement the said plan as agreed.

     8.3  The Master Licensee shall further:

          8.3.1 maintain in a form approved by the Master Licensor full and accurate books of accounts and shall keep detailed management and accounting records including all supporting vouchers, invoices, receipts, and other papers and shall permit the Master Licensor or its duly authorised agent during business hours to inspect such accounts and records and to take copies thereof at the expense of the Master Licensor;

          8.3.2 duly to prepare and promptly furnish to the Master Licensor all such other accounting and management information as the Master Licensor may from time to time as may be reasonably required in the form specified by the Master Licensor;


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          8.3.3     at the Master Licensee's own expense in each accounting year during the Term have all such accounts and records audited by a qualified Chartered Accountant and to supply a full set of such audited accounts which shall include a balance sheet and profit and loss account to the Master Licensor within three months after the close of each such accounting year;

          8.3.4 preserve all such accounts and records for not less than seven (7) years notwithstanding the termination or expiration of this Agreement; and

          8.3.5 permit auditors nominated by the Master Licensor at the expense of the Master Licensor to conduct such audits as the Master Licensor may consider on reasonable notice during normal business hours.

     8.4 Both parties shall provide the other with any documents or information reasonably requested by the other in order to comply with any tax, foreign exchange or other laws relating to this Agreement.

9.   ADVERTISING AND PROMOTION

     9.1 The Master Licensee shall devise and implement local regional and national promotional activities in the Territory during each year of the Term. The Master Licensee shall submit to the Master Licensor for review a plan of all such activities within thirty (30) days from the beginning of each year.

     9.2 The Master Licensee shall keep detailed accounts and records of all promotional activities and expenses of the Master Licensee in connection therewith and shall make the same available to the Master Licensor for inspection and to provide to the Master Licensor copies thereof when requested so to do.

     9.3 The Master Licensor will from time to time at its entire discretion conduct advertising and promotional activities which will include global, national or otherwise territorial advertising and promotion of the SavingUmoney Image, the Proprietary Marks and/or the Business. The Master Licensee shall fully and in good faith co-operate with and assist the Master Licensor in all of such activities.

10.  PROPRIETARY MARKS

     10.1 The Master Licensor warrants that it is entitled to license the Proprietary Marks to the Master Licensee and subject to necessary or appropriate registration in the Territory the use of the Proprietary Marks by the Master Licensee will not constitute an infringement of rights of any third party and will fully and effectively indemnify the Master Licensee for and against all


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          proceedings, loss, damage, costs, claims, and expenses arising out of such infringement.

     10.2 The Master Licensee shall render to the Master Licensor all reasonable assistance to enable the Master Licensor to obtain registration of any of the Proprietary Marks. The Master Licensee shall not apply for registration as proprietor of any of the Proprietary Marks in any part of the world. If at the time the Master Licensor desires to apply for registration and has so applied, the Master Licensee is deemed in law also to be a proprietor of any Proprietary Mark or if for any other reason the Master Licensor shall so request, the Master Licensee shall at the expense of the Master Licensor make in its own name or jointly with the Master Licensor and proceed with such application as the Master Licensor may direct and do all such acts and things and execute all such documents necessary for obtaining such registration and thereupon the Master Licensee shall assign such registration and all other rights in such Proprietary Mark to the Master Licensor.

     10.3 The Master Licensee acknowledges that the goodwill and all other rights in and associated with the Proprietary Marks in the Territory and elsewhere vest absolutely in the Master Licensor and that it is the intention of the parties that all such rights will at all times vested in the Master Licensor and in the event that any such rights at any time accrue to the Master Licensee by operation of law or howsoever otherwise the Master Licensee will at its own expense forthwith on demand do all such acts and things and execute all such documents as the Master Licensor shall deem necessary to vest such rights absolutely in the Master Licensor.

     10.4 The Master Licensee will notify the Master Licensor forthwith of any and all circumstances coming to the attention of the Master Licensee, its directors, agents and employees which may constitute an infringement of any of the Proprietary Marks or any suspected passing off in connection therewith by any unauthorised person and shall take such reasonable action as the Master Licensor may direct at the expense of the Master Licensor with a view to restraining or preventing such infringement or passing off.

     10.5 The Master Licensee shall take such action in relation to the use of any of the Proprietary Marks in the Business as the Master Licensor may from time to time direct in order to make clear that the Proprietary Marks are the subject of patent, copyright or trade mark protection and belong to the Master Licensor.

     10.6 The Master Licensee undertakes not to use any of the Proprietary Marks in any circumstance other than in the context solely and exclusively for the purpose of the Business.


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11.  OPERATING SYSTEM MODIFICATION

     11.1 The Master Licensor will keep a definitive copy of the Operating Manual and all other documentation comprising the Operating System at its head office (as modified and revised from time to time) which in the event of any dispute as to the contents or import thereof shall be the authentic text.

     11.2 The Master Licensor may at its sole discretion modify or revise the Operating System or the Operating Manual from time to time and the Master Licensor will provide the Master Licensee with full written details of all modifications and revisions.

     11.3 The Master Licensee shall procure that the Business shall be conducted strictly in accordance with the Operating Manual as modified or revised from time to time. The terms and contents of the Operating Manual shall be deemed incorporated into and shall form part of this Agreement. The Master Licensee will not itself introduce or permit the introduction of any improvement, addition, modification or revision of or to the Operating System without the prior written consent of the Master Licensor.

     11.4 The Operating Manual and all documentation comprising the Operating System shall at all times remain the sole and exclusive property of the Master Licensor and the Master Licensee will not copy or in any manner duplicate the same without the prior written consent of the Master Licensor.

12. CONFIDENTIAL INFORMATION

     12.1 Both parties agree that they shall not disclose or permit to be disclosed to any third party save as required by operation of law any trade secret, confidential information or knowledge or any financial or trading information of or relating to the Operating System unless directed to do so by a court of competent jurisdiction provided that the provisions of this clause shall not prevent disclosure to either party's agents, including but not limited to bankers, lawyers or accountants for the purpose of obtaining professional advice.

     12.2 Both parties undertake to advise their respective employees who are provided with confidential information relating to the other of the prohibition against disclosure or improper use as set out in Clause 12.1.

     12.3 This obligation to maintain the confidentiality of the confidential information shall continue to apply notwithstanding the termination or expiry of this Agreement.


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13.  NON-COMPETITION

     13.1 The Master Licensee covenants during the Term and for a period of one year after the expiration or termination for any reason of this Agreement whether itself or together with any other person in any capacity whatsoever save as authorised hereunder directly or indirectly:

          13.1.1 not to be engaged, or interested, or concerned in any business which is in the reasonable opinion of the Master Licensor similar to or competitive or in conflict with the Business; and

          13.1.2 not to employ or seek to employ any person who is at that time or has at any time in the previous two years been employed by the Master Licensor in any business carried on under the Proprietary Marks using the Operating System or otherwise directly or indirectly induce or seek to induce any such person to leave his or her employment; and

          13.1.3 not to solicit customers or former customers of the Business nor divert any customers from the Master Licensor.

14.  TERMINATION

     14.1 The Master Licensor may, without prejudice to any other available rights and remedies, terminate this Agreement by giving notice in writing of the default to the Master Licensee and the said default remains outstanding for a period of sixty (60) days thereafter, in any of the following events:

          14.1.1 if the Master Licensee shall at any time fail to pay any amounts due and payable to the Master Licensor hereunder;

          14.1.2 if the Master Licensee shall fail to submit to the Master Licensor in a timely manner any of the accounting or management information required to be so submitted;

          14.1.3 if the Master Licensee shall in the opinion of an independent arbitrator appointed by the parties, misuse or in any way impair the goodwill associated with any of the Proprietary Marks or takes any action to contest the validity or ownership thereof;

          14.1.4 if the Master Licensee shall purport to effect any assignment of any of the rights or licences herein granted other than in accordance with the terms hereof;


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          14.1.5    if the Master Licensee during any 12 calendar month period during the term fails to pay a fee equal at least equal to $0.00 (nil).

    14.2. This Agreement shall automatically terminate WITHOUT NOTICE being given to the Master Licensee/Master Licensor in any of the following events:-

          14.2.1 if the Master Licensee shall become insolvent by reason of its inability to pay its debts as they fall due or shall enter into liquidation whether voluntarily or compulsorily other than for the purposes of a reconstruction or amalgamation or shall make any arrangement or composition with its creditors or shall have a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of a debt;

          14.2.2 if the Master Licensor shall become insolvent by reason of its inability to pay its debts as they fall due or shall enter into liquidation whether voluntarily or compulsorily other than for the purposes of a reconstruction or amalgamation or shall make any arrangement or composition with its creditors or shall have a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of a debt then in such event the License shall vest automatically in perpetuity in the Master Licensee;

          14.2.3 if the Master Licensee during any 12 calendar month period during the term fails to pay a fee equal to $0.00 (nil).

15.  EVENTS UPON TERMINATION

     15.1 Upon the termination or expiration of this Agreement for any reason, the Master Licensee shall:-

          15.1.1. immediately pay to the Master Licensor the full amount of all monies then or thereafter due (which have upon termination become immediately due and payable without further demand) together with any interest thereon up until the date of payment

          15.1.2 immediately cease to operate the Licence or the Business, to use the Operating Manual or Operating System and shall not thereafter hold itself out in any way as a Master Licensee of the Master Licensor and refrain from any action that would or may indicate any relationship between it and the Master Licensor;

          15.1.3 immediately cease to use in any way whatsoever the Proprietary Marks and any other trade names, logos, devices, insignia, procedures or methods which are or may be associated with the Proprietary Mark or the Business;


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          15.1.4    without exception return to the Master Licensor or otherwise dispose of or destroy as the Master Licensor shall direct all signs, advertising materials, stationery, invoices, forms, specifications, designs, records, data, samples, models, programs and drawings pertaining to or concerning the Licence or the Operating System or the Operating Manual or bearing any of the Proprietary Marks;

          15.1.5 remove or permanently cover all signs or advertisements identifiable in any way with the Master Licensor and in the event of failure promptly so to do, to permit the authorised agents of the Master Licensor to do so;

          15.1.6 return to the Master Licensor all copies of the Operating Manual in its possession and control;

          15.1.7 return all items of equipment held on loan or hire from the Master Licensor under the term of this Agreement or otherwise;

          15.1.8 do all such acts and thing and execute all such documents as the Master Licensor shall require.

     15.2 In the event of the expiry or sooner termination of this Agreement for any reason the Master Licensee shall at the request of the Master Licensor do all such acts and things and execute such deeds and documents as the Master Licensor shall require to effect the assignment of any and all agreements entered into with the Licensees in the Territory to the Master Licensor or such other person as the Master Licensor shall specify and in those circumstances the Master Licensor shall have the right to deal directly with the Licensees as if the Master Licensor was a direct party to the Licensing Agreement and to receive all monies paid or payable by the Licensees to the Master Licensee after the date of such expiry or termination without incurring any liability to the Master Licensee whatsoever.

     15.3 The expiration or termination of this Agreement shall be without prejudice to the accrued rights of the parties and any provision hereof which relates to or governs the acts of the parties hereto subsequent to such expiry or termination hereof shall remain in full force and effect shall be enforceable notwithstanding such expiry or termination.

16.  ASSIGNMENT

     Neither party may assign any of its rights or obligations under this Agreement provided that either party may assign this Agreement to another company within that party's group of companies with the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

17.  PARTNERSHIP OR AGENCY

     Neither party shall pledge the credit of the other nor represent itself as being the agent, partner, employee or representative of the other and shall not hold itself out as such nor as having any power or authority to incur any obligation of any nature whatsoever express or implied on behalf of the other and nothing in this Agreement shall operate so as to constitute the Master Licensee as agent, partner, employee or representative of the Master Licensor or vice versa.

18.  WARRANTIES

     The Master Licensee shall make no statement, representation or claim and shall give no warranty to any person in respect of the Business or the Operating System save as are specifically authorised in writing at the time of the making by the Master Licensee of any such statement, representation, claim or warranty.

19.  INDEMNITY

     Each party hereby agrees and undertakes fully and effectively to indemnify and keep indemnified the other as well after as before the expiry or termination hereof for and against all damages, loss, claims, demands, expenses (including legal and professional expenses), costs and liabilities which the other party may at any time incur as a result of any and all breach by the other of the obligations hereunder.

20.  RESERVATION OF RIGHTS

     All right and licences not specifically and expressly granted to and conferred upon the Master Licensee by this Agreement are for all purposes reserved to the Master Licensor.

21.  SUBROGATION

     The Master Licensee hereby irrevocably appoints the Master Licensor as its lawful attorney to enforce any breach by any Licensee under the licensing agreement as the Master Licensor deems fit.

22.  GENERAL

     22.1 COSTS

     Each party shall pay their own costs of and incidental to the negotiation, preparation, finalisation and registration of this Agreement and all other documents referred to herein.

22.2 TIME OF THE ESSENCE

     Time shall be of the essence as regards any date or period mentioned in any clause of this Agreement save only to the extent that any date or period may be altered by mutual agreement between the parties or extended at the option of the party given such right.

22.3 WAIVER

     No failure to exercise, nor any delay in exercising, on the part of the Master Licensor or any of them, any rights or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any rights or remedy prevent any further or other exercise thereof or the exercise of any other rights or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

22.4 ENTIRE AGREEMENT

     This Agreement (together with any documents referred to herein) constitute the entire agreement made between the parties hereto and supersedes all prior agreement in connection with the subject matter hereof. No director, employee or agent of the Master Licensor is authorised to make any representation or warranty not contained in this Agreement and the Master Licensee acknowledges that he has not relied on any such oral or written representations.

22.5 AMENDMENT

     No modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of the parties hereto. No waiver of any breach or default under this Agreement or any of the terms hereof shall be effective unless such waiver is in writing and has been signed by the party against which it is asserted. No waiver of any breach or default shall constitute a waiver of any other or subsequent breach or default.

22.6 NOTICE

     Any notice required by this Agreement to be given by either party to the other party shall be in writing and shall be served by sending the same (i) by registered post or (ii) facsimile transmission followed by mailing of such transmission to the address as either of the parties shall have notified in writing to the other party giving the notice as their address for such service and any receipt issued by the postal authorities shall be conclusive evidence of the fact and date of posting of any such notice. Notice shall be deemed to be delivered and effective as of the date shown on any certified receipt issued by postal authorities (if sent by registered mail) or if sent by facsimile on the date of transmission provided that confirmation of delivery shall have been received by the sending party.

22.7 SEVERABILITY

     Each of the restrictions and provisions contained in this Agreement and in each Clause and sub-Clause hereof shall be construed as independent of every other restriction and provision to the effect that if any provision of this Agreement or the application of any provision to any person, firm or company or to any circumstances shall be determined to be invalid and unenforceable then such determination shall not affect any other provision of the Agreement or the application of such provision to any person, firm, company or circumstances all of which other provisions shall remain in full force and effect.

22.8 PROPER LAW AND JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first before written.

SIGNED for and on behalf of Master Licensor by


Signature  /s/ GRANT PETERSEN
          ---------------------------------------
Name      GRANT PETERSEN
    ---------------------------------------------
Title     CHAIRMAN & C.E.O.
      -------------------------------------------


SIGNED for an on behalf of Master Licensee by


Signature  /s/ JOHNSON CHAN
          ---------------------------------------
Name      JOHNSON CHAN
    ---------------------------------------------
Title     DIRECTOR
      -------------------------------------------

                                  SCHEDULE ONE

                  The Details of Master Licensee are as follows:
                            SUMmedia.com Asia Limited
                            C/O 402 Hung Kei Mansion
                           5-8 Queen Victoria Street,
                               Central, Hong Kong

                                  SCHEDULE TWO

         The Details of the Licensor's Propriety Rights are as follows:

                                PROPRIETY RIGHTS

SUMmedia.com Inc in developing the Operating System has created and/or acquired certain proprietary information, technology, methods, marks, systems and procedures ("Proprietary Rights") including but not limited to:

1.   the trade marks:

     1.1  trademark applications filed

          Trademark               Tm App # App Date           Trademark Owner
          ---------               -----------------           ---------------
          FUEL 55                 Mar 9, 2000                  SUMmedia Corp.
          MEGAPACKAGE             Mar 9, 2000                  SUMmedia Corp.
          SAVINGUMONEY            99/17861 Dec 6, 1999         SUMmedia Corp.
          SUMMEDIA                99/17862 Dec 6, 1999         SUMmedia Corp.
          SUMmon the Power
          of the Internet         Mar 9, 2000                  SUMmedia Corp.

     1.2  trademarks to be filed

          Sumidea; coupons for just about anything; coupons for just about anything anywhere; coupons online for just about anything; Sumspot; scissors design; saving you money; Sumasia

2.   all registered and pending domain names including:

     a)   savingumoney.com

     b)   savingyoumoney.com

     c)   summedia.com

3.   patent application for Operating System's billing systems - pending

                                 SCHEDULE THREE


       Master Licensee is a Cayman Island Registered company having as its shareholders:
                          SUMcayman Investments Limited
                               Golden Net Limited
                              Party Assets Limited

                                 SCHEDULE FOUR

                                  The Territory


The Territory/Territories as defined in this Agreement will be those countries and/or jurisdictions as fall within the areas circled on the below map.


                                     [MAP]

                                 SCHEDULE FIVE


Services to be rendered by Master Licensor to Master Licensee shall include all those obligations defined as set out in paragraph 4 of this Agreement

                                  SCHEDULE SIX

  The Master Licensee Report shall comprise such documentation and be in such format as may be agreed between the parties.

                                 SCHEDULE SEVEN

                 Unaudited Estimate of Costs (Paragraph 4.1.6)

SUMmedia IT COSTS
--------------------------------------------------------------------------------
DESCRIPTION                   TO DEC 31    JAN 1 - APR 30          TOTAL
-----------                   ---------    --------------          -----
Oracle licensing              1,300,000                          1,300,000
Oracle Apps Consulting        1,269,000      131,000             1,400,000
Oracle SUM & iStore              70,000                             70,000
Oracle Strategy session          25,000                             25,000
Oracle Project Mgmnt             20,000                             20,000
SUMinsight                       75,000                             75,000
Technical Architecture           40,000                             40,000
WAP conference                   20,000                             20,000
3 HP Servers                     70,000                             70,000
Oracle scoping engagement        32,000                             32,000
Internet connections             26,000                             26,000
Corporate Hardware/Software     300,000                            300,000
Original server                  16,000                             16,000
Salaries                        216,000      255,000               471,000
Mobile Development                            95,000                95,000
Intranet (SUMinsight)                        261,000               261,000
Quality Assurance                             55,000                55,000
Development                                  865,000               865,000
System Management                            155,000               155,000
Helpdesk                                       5,000                 5,000
                              ---------    ---------             ---------
TOTAL                         3,479,000    1,822,000             5,301,000
                              ---------    ---------             ---------


For the Fiscal Year 2000 Budget, costs were allocated as follows:

ASIA                25%
AUSTRALIA           10%
EUROPE              25%
NORTH AMERICA       40%

The 40% for North America includes 15% for future regions (e.g. South America)



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